Exhibit 10.1

VAPOR CORP.

SENIOR NOTE

$500,000	Dated: July 9, 2012

FOR VALUE RECEIVED, Vapor Corp., a Nevada corporation (the “Company”), promises to pay to the order of Ralph Frija, the initial registered holder hereof, or is permitted assigns (“Holder”), upon the terms set forth below, the principal sum of Five Hundred Thousand ($500,000), plus interest on the unpaid principal balance hereof at the rate of twenty-four percent (24%) per annum (the “Stated Rate”).

The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

1. Calculation of Interest; Payments of Principal and Interest.

(a) Interest on the outstanding principal balance hereof shall be calculated at the Stated Rate based on a 365 day year and shall commence accruing on the date hereof and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears on the fifth (5th) day (if such day is not a Business Day (as defined in Section 5(c)(i) below) then the next Business Day) of each calendar month following the date hereof and at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder.

(b) The principal balance and accrued but unpaid interest under this Note shall be due and payable at the sole discretion of the Company on the earlier of (i) the date on which the Company consummates a single or series of related financings from which it receives net proceeds in excess of 125% of the initial principal amount of this Note or (ii) January 8, 2013 (the “Maturity Date”).

(c) The Company may prepay the principal balance and interest under this Note in whole or in part until the Maturity Date, without penalty or premium.

(d) Any payments of principal and accrued interest owing under this Note shall be made in cash, by either check payable to the order of Holder or by wire transfer of immediately available funds pursuant to written wiring instructions from Holder.

2. Covenants.

(a) The Company will at all times cause to be done all things necessary or appropriate to preserve and keep in full force and effect its corporate existence and the corporate existence of any significant subsidiary (as defined in Rule 405 of the rules and regulations of the Securities Act) of the Company (each, a “Significant Subsidiary”).

(b) The Company will reasonably maintain in good repair, working order and condition, reasonable wear and tear excepted, its properties and other assets, and those of any Significant Subsidiary, and from time to time make all necessary or desirable repairs, renewals and replacements thereto.

(c) The Company will, and will cause any Significant Subsidiary to, pay or discharge or cause to be paid, set aside for payment or discharge, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary, as the case may be, or upon their respective income, profits or property; provided, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount or validity is being contested in good faith by appropriate proceedings.

(d) The Company will, and will cause any Significant Subsidiary to, comply in all material respects with all applicable statutes and regulations of the United States of America and of any state or municipality, and of any agency thereof, in respect of the conduct of business and the ownership of property by the Company or any Significant Subsidiary; provided, that nothing contained in this Section 2(d) shall require the Company or a Significant Subsidiary to comply with any such statute or regulations so long as its legality or applicability shall be contested in good faith.

3. Events of Default.

(a) “Event of Default,” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the failure by the Company to make payment of principal or interest due under this Note at the Maturity Date;

(ii) any breach by the Company of a material provision of this Note (other than as specified in clause (i) above) that shall not have been remedied within ten (10) days after the date on which the Company shall have been provided with written notice of such breach;

(iii) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary then has outstanding indebtedness of any nature in excess of $1,000,0000, individually or in the aggregate, and either (a) any such default results from the failure to pay such indebtedness at its stated maturity or (b) any such default has resulted in the acceleration of the maturity of such indebtedness;

(iv) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any Significant Subsidiary and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v) the Company consolidates with or merges into any other entity or transfers all or substantially all of its assets to any person or entity by operation of law or otherwise unless (a) such entity formed by such consolidation or into which the Company is merged or to which all or substantially all of the assets of the Company are transferred is an entity that expressly assumes all of the obligations of the Company under this Note and (b) after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; or

(vi) any commencement by the Company or any Significant Subsidiary of a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Significant Subsidiary; or any commencement against the Company or any Significant Subsidiary of any bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or the adjudication of the Company or any Significant Subsidiary as insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the appointment of any custodian, receiver or the like for either the Company or any Significant Subsidiary or any substantial part of either the Company’s or any Significant Subsidiary’s property which continues undischarged or unstayed for a period of sixty (60) days; or any general assignment by either the Company or any Significant Subsidiary for the benefit of its creditors; or any failure to pay or statement in writing by either the Company or any Significant Subsidiary indicating an inability to pay its debts generally as they become due.

(b) If any Event of Default occurs, then upon such occurrence, in addition to all rights and remedies of Holder under this Note, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Holder may, at its option, declare due any or all of the Company’s obligations, liabilities and indebtedness owing to Holder under this Note whereupon the then unpaid aggregate balance thereof together with all accrued but unpaid interest thereon as of such date shall immediately be due and payable, together with all expenses of collection hereof, including, but not limited to, attorneys’ fees and legal expenses (for this purpose, the Company shall pay all trial and appellate attorneys’ fees, costs and expenses, paid or incurred by Holder in connection with collection of this Note). If the foregoing unpaid aggregate balance, accrued interest, expenses and collection costs are not paid upon demand upon the occurrence of an Event of Default (collectively, the “Default Balance”), such Default Balance shall bear interest until paid in full at the Stated Rate plus 8.00% per annum or the maximum interest rate then permitted under applicable law (whichever is less) (the “Default Rate”). From and after maturity of this Note (whether upon the scheduled Maturity Date, or by acceleration or otherwise), the Default Balance shall bear interest until paid in full at the Default Rate.

Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder.

4. Unsecured Obligations; Senior. This Note and the amounts payable hereunder, including principal and accrued interest shall be unsecured obligations of the Company, and shall be senior in right of payment and otherwise to all Indebtedness (as defined below) of the Company presently existing or hereinafter incurred by the Company from time to time other than any Indebtedness secured by a lien, mortgage, pledge, charge, security interest or encumbrance on any asset of the Company (“Senior Indebtedness”), unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to this Note, in which case such Indebtedness shall not constitute Senior Indebtedness. The Company agrees, and Holder by accepting this Note agrees, that this Note and the amounts payable hereunder, including principal and accrued interest, are subordinated in right of payment and otherwise to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. Holder agrees at the request of the Company to enter into subordination agreements with holders of Senior Indebtedness and to execute and deliver such other agreements and instruments as the Company may reasonably request from time to time as may be necessary to effectuate the intent and purposes of this Section 4.

For purposes of this Section 4, the term “Indebtedness” means with respect to the Company, any indebtedness of the Company, whether or not contingent, in respect of (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof; (3) banker’s acceptances; (4) representing capital lease obligations; (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (6) representing any hedging obligations; if and to the extent any of the preceding, other than letters of credit and hedging obligations, would appear as a liability upon a balance sheet of the Company prepared in accordance with United States generally accepted accounting principles.

5. No Waiver of Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of Holder in exercising any of its remedies, powers or rights, nor any partial or single exercise of its remedies, powers or rights shall constitute a waiver thereof or of any other remedy, power or right; and no waiver on the part of Holder of any of its remedies, powers or rights shall constitute a waiver of any other remedy, power or right.

6. Cumulative Rights and Remedies. The rights and remedies of Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note or applicable law (including at equity). The election of Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies.

7. Successors and Assigns. This Note shall be binding upon the Company and its successors and shall inure to the benefit of Holder and its successors and permitted assigns. This Note may not be offered, sold, assigned or otherwise transferred by Holder without the prior written consent of the Company. The term “Holder” as used herein, shall also include any permitted endorsee, assignee or other holder of this Note.

8. Lost or Stolen Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Company shall execute and deliver to Holder a new senior note containing the same terms, and in the same form, as this Note. In such event, the Company may require Holder to deliver to the Company an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new senior note.

9. Governing Law; Dispute Resolution. This Note shall be governed by the laws of the State of Florida without regard to its conflict of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Fort Lauderdale, Broward County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. Taxes. The Company shall be solely responsible for any necessary tax or assessment relating to this Note.

11. Holder Agreement. Holder by its receipt and acceptance of this Note hereby agrees to be legally bound by the provisions of this Note in all respects.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned has signed this Note on behalf of the “Company” and not as a surety or guarantor or in any other capacity.

VAPOR CORP.

By:	/s/ Harlan Press
Harlan Press
Its Chief Financial Officer

Signature Page to Senior Note